UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
INVESCO QUALITY MUNICIPAL SECURITIES
INVESCO VAN KAMPEN MASSACHUSETTS VALUE MUNICIPAL INCOME TRUST
INVESCO VAN KAMPEN SENIOR LOAN FUND

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URGENT NOTICE
SHAREHOLDER MEETING ADJOURNED TO SEPTEMBER 25, 2012
Dear Shareholder:
Enclosed is a proxy card you can use to vote for the proposals effecting your Invesco Fund.
I realize that casting your vote may not be your priority for today, but your Invesco Fund really needs your vote. So we’ve tried to make it quick and easy for you, and I’m asking you to cast your vote on the enclosed card. Please return this card today using the supplied postage-paid reply envelope. Alternately, you may vote via Internet or Touch-Tone Phone by following the instructions on the enclosed card.
WHY WE NEED YOUR VOTE
We’ve had to adjourn previous shareholders meetings because there wasn’t sufficient voting participation from shareholders. Without your vote we won’t be able to act on the proposal(s).
We really need your vote in order to complete the recommended changes to your fund.
Please take a moment to vote today. YOUR VOTE COUNTS! See the enclosed card on how to submit your vote.
If you have any questions or need assistance with voting, please call Computershare Fund Services, our proxy solicitor at 1-866-865-5978. Proxy materials and other fund literature may be reviewed and downloaded online at www.invesco.com.
Thank you,
Sincerely,
Mr. Philip Taylor
President and Principal Executive Officer of Invesco Funds
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